AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of April 20, 2010, to the Amended and Restated Custody Agreement, originally made and entered into as of September 12, 2007, as amended December 14, 2007 (the "Amended and Restated Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of Geneva Advisors All Cap Growth Fund (the "Fund") and U.S. Bank National Association, national banking association ( the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Amended and Restated Agreement; and

WHEREAS, the parties desire to amend the fees of the Amended and Restated Agreement and to add a series; and

WHEREAS, Article 14.02 of the Amended and Restated Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Amended and Restated Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Exhibit D of the Amended and Restated Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Vice President

Amended Exhibit C to the
to the
Amended and Restated Custody Agreement – Trust for Professional Managers

Fund Names

 Name of Series                                                                                                                                                    Date Added

Geneva Advisors All Cap Growth Fund                                                                                                            on or after September 28, 2007
Geneva Advisors Equity Income Fund                                                                                                               on or after April 20, 2010

2

Amended Exhibit D
to the
Amended and Restated Custody Agreement – Trust for Professional Managers - Geneva

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at April 30, 2010

Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees

Portfolio Transaction Fees
$  ___ per book entry DTC transaction
$  ___ per principal paydown
$  ___ per short sale
$  ___ per US Bank repurchase agreement transaction
$  ___ per option/future contract written, exercised or expired
$____ per book entry Federal Reserve transaction
$____ per mutual fund trade
$____ per physical transaction
$____ per Cedel/Euroclear transaction
$  ___ per disbursement (waived if U.S. Bancorp is Administrator)
$  ___ per Fed Wire
$____ per margin variation Fed wire
$____ per segregated account per year
▪  A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪  No charge for the initial conversion free receipt.
▪  Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit D
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich

Printed Name and Title: Thomas W. Ulrich, Principal

Date:  April 20, 2010

3

Amended Exhibit D (continued) to the
Amended and Restated Custody Agreement – Trust for Professional Managers - Geneva

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at April 30, 2010
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	15.00	___	Latvia	Bonds	25.00	___
Australia	All	2.00	___	Lebanon	All	25.00	___
Austria	All	3.50	___	Lithuania	All	20.00	___
Bahrain	All	50.00	___	Luxembourg	All	4.00	___
Bangladesh	All	40.00	___	Malaysia	All	6.00	___
Belgium	All	2.50	___	Mali*	All	40.00	___
Benin*	All	40.00	___	Malta	All	22.00	___
Bermuda	All	15.00	___	Mauritius	All	30.00	___
Botswana	All	25.00	___	Mexico	All	3.00	___
Brazil	All	15.00	___	Morocco	All	35.00	___
Bulgaria	All	40.00	___	Namibia	All	30.00	___
Burkina Faso*	All	40.00	___	Netherlands	All	3.00	___
Canada	All	1.25	___	New Zealand	All	3.00	___
Cayman Islands*	All	1.00	___	Niger*	All	40.00	___
Channel Islands*	All	1.50	___	Nigeria	All	30.00	___
Chile	All	20.00	___	Norway	All	3.00	___
China“A” Shares	All	15.00	___	Oman	All	50.00	___
China“B” Shares	All	15.00	___	Pakistan	All	30.00	___
Columbia	All	40.00	___	Peru	All	45.00	___
Costa Rica	All	15.00	___	Philippines	All	8.00	___
Croatia	All	35.00	___	Poland	All	25.00	___
Cyprus*	All	15.00	___	Portugal	All	15.00	___
Czech Republic	All	20.00	___	Qatar	All	45.00	___
Denmark	All	3.00	___	Romania	All	35.00	___
Ecuador	All	35.00	___	Russia	Equities/Bonds	30.00	___
Egypt	All	40.00	___	Russia	MINFIN	15.00	___
Estonia	All	7.00	___	Senegal*	All	40.00	___
Euromarkets(3)	All	1.50	___	Singapore	All	3.00	___
Finland	All	5.00	___	Slovak Republic	All	25.00	___
France	All	2.50	___	Slovenia	All	25.00	___
Germany	All	1.00	___	South Africa	All	3.00	___
Ghana	All	25.00	___	South Korea	All	10.00	___
Greece	All	20.00	___	Spain	All	3.00	___
Guinea Bissau*	All	50.00	___	Sri Lanka	All	15.00	___
Hong Kong	All	6.00	___	Swaziland	All	30.00	___
Hungary	All	35.00	___	Sweden	All	2.00	___
Iceland	All	15.00	___	Switzerland	All	2.00	___
India	All	10.00	___	Taiwan	All	20.00	___
Indonesia	All	12.00	___	Thailand	All	6.00	___
Ireland	Equities	3.00	___	Togo*	All	40.00	___
Ireland	Gov’t Bonds	1.50	___	Trinidad & Tobago*	All	30.00	___
Israel	All	15.00	___	Tunisia	All	40.00	___
Italy	All	3.00	___	Turkey	All	15.00	___
Ivory Coast	All	40.00	___	UAE	All	45.00	___
Jamaica*	All	35.00	___	United Kingdom	All	1.50	___
Japan	All	1.50	___	Ukraine	All	30.00	___
Jordan	All	40.00	___	Uruguay	All	50.00	___
Kazakhstan	All	60.00	___	Venezuela	All	40.00	___
Kenya	All	30.00	___	Vietnam*	All	40.00	___
Latvia	Equities	15.00	___	Zambia	All	30.00	___
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Amended Exhibit D (continued) to the
Amended and Restated Custody Agreement – Trust for Professional Managers
Geneva - fees at April 30, 2010

Base Fee - A monthly base charge of $___ per account (fund) will apply.
▪	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.01%) and is calculated based upon month-end market value, unless stated otherwise.
▪	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

−	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

For non-US resident clients investing in the U.S. market: Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: For the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions:
▪	Currency Trade - $__ per transaction
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $__.

Standard Non-U.S. Proxy Services Fees:
▪	Notification $___
▪	Vote $___
▪	Relationship Set Up Fee $___

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Communication Fees:
▪	SWIFT Reporting and Message Fees – The following fees will apply in respect of client requested SWIFT reports and messages:
−	Cash Reporting
•	MT900 – Cash Debit Advice$___ each
•	MT910 – Cash Credit Advice$___ each
•	MT940 – Detail Cash Statement$___ per message
•	MT950 – Cash Statement$___ per message
−	Securities Position Reporting
•	MT535 – Statement of Holdings$___ per message
       (One MT535 will be issued per account per month free of charge)
•	MT536 – Statement of Transactions$___ per message
•	MT537 – Statement of Pendings$___ per message

Amended Exhibit D (continued) to the
Amended and Restated Custody Agreement – Trust for Professional Managers
Geneva - fees at April 30, 2010

−	Confirmations
•	MT544 – Receive Free Confirm$___ per message
•	MT545 – Receive Against Payment Confirm$___ per message
•	MT546 – Deliver Free Confirm$___ per message
•	MT547 – Deliver Against Payment Confirm$___ per message
−	Facsimile Reporting Fees
•	Corporate Actions Notifications$___ per notification
•	Cash and Securities Reports$___ per page

Out of Pocket Expenses
▪
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.